PITCAIRN TRUST COMPANY CODE OF ETHICS
                      -------------------------------------
                            (REVISED APRIL 15, 2002)
                            ------------------------

Introduction and Statement of Purpose.
-------------------------------------

Pitcairn Investment Management, a division of Pitcairn Trust Company ("PTC"), serves as investment adviser to the Pitcairn Fund ("Trust"), a mutual fund registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"). Paragraph (b) of rule 17j-l under the 1940 Act makes it unlawful for any affiliated person of an investment adviser to the Trust, in connection with the purchase or sale by such person of a security held or to be acquired by the Trust:

     <    To employ any device, scheme, or artifice to defraud the Trust;
     <    To make to the Trust any untrue  statement of a material  fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, nor misleading;
     <    To engage in any act,  practice,  or course of business which operates or would operate as a fraud or deceit on the Trust; or
     <    To engage in any manipulative practice with respect to the Trust.

Rule 17j-1 also requires all investment advisers to registered investment companies to adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons associated with such entities from engaging in conduct prohibited under paragraph (b) of rule 17j-1 and to use reasonable diligence, and institute procedures reasonably necessary, to prevent violations of the code of ethics adopted by it. This Pitcairn Trust Company Code of Ethics ("Code") is designed to put into place those procedures believed to be reasonably necessary to prevent such prohibited conduct by the PTC's Access Persons (defined below). The principal device upon which this Code relies to achieve its purpose is reporting by PTC's Access Persons with respect to accounts and securities transactions in which such Access Persons have a Beneficial Ownership Interest (defined below). PTC's Board of Directors will, no less frequently than annually, review its Codes and consider a written report from the Code Compliance Officer (defined below) setting forth any issues that may have arisen under the Code since the last such report, including information about material violations and sanctions imposed in response to material violations. Such report shall also certify that PTC has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.
Day-to-day administration of the Code is the responsibility of the Code Compliance Officer.

In addition to the specific provisions of this Code, PTC's Directors, officers and employees should also be mindful of general fiduciary principles with respect to personal trading, including (1) the duty at all times to place the interests of shareholders first; (2) the requirements that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and (3) the fundamental standard that investment company personnel should not take inappropriate advantage of their positions. In that connection, Investment Personnel may not receive any gift or services of more than de minimis value (currently $100) from any person or entity that does business with or on behalf of the Trust, without the consent of any two of the following: PTC's Corporate Counsel, Chairman, President, or any member of its Executive Committee. In addition, Investment Personnel are prohibited from serving on the boards of directors of publicly traded companies absent prior authorization by the Code Compliance Officer.

Revised  to include de minimis trading exception

I.   Definitions.
     -----------

     A. "ACCESS PERSON" means any director, officer, or Advisory Person of PTC.

     B. "ADVISORY PERSON" means any employee of PTC (or of any Company in a Control Relationship with PTC) who, in connection with their regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales. This category of persons includes, inter alios, all Investment Personnel (defined below) employees who place and process orders for the purchase or sale of a Covered Security by the Trust and research analysts who investigate potential investments for the Trust. It excludes marketing and investor relations personnel, financial, compliance, accounting and operational personnel, and all clerical, secretarial or solely administrative personnel, unless a determination with respect to a specific employee has been made to the contrary, by PTC's Corporate Counsel or Associate General Counsel, and the employee has been so advised in writing. Any natural person who is in a Control Relationship to PTC who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a Covered Security is also an Advisory Person of the Trust.

     C. A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated, and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     D. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under paragraph (a)(2) of rule 16a-1 under the Securities Exchange Act of 1934 ("Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of section 16 of that Act and the rules and regulations thereunder, and generally includes ownership by members of a person's immediate family sharing the same household. The term "immediate family" is defined in paragraph (e) of rule 16a-1 as "any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships."

     E. "COMPANY" means a corporation, partnership, an association, a joint stock company, a trust, a limited liability company, a limited liability partnership, or any organized group of persons whether incorporated or not.

     F. "CODE COMPLIANCE OFFICER" shall mean the employee of PTC who is designated, by PTC's President, as PTC's Code Compliance Officer (or, in the absence of such designation, PTC's President). Such officers may designate other individuals to assist in the administration of the Code.

     G. "CONTROL RELATIONSHIP" means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a Company shall be presumed to control such Company. Any person who does not so own more than 25 per cent of the voting securities of any Company shall be presumed not to control such Company

     H. "COVERED SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act

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

          (which  provision  defines the term "security for purposes of the 1940
          Act), but shall exclude direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies.

     I. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933 ("Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934. "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

     J. "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     K. A security is "HELD OR TO BE ACQUIRED" by the Trust if within the most recent 15 days it (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust or its investment adviser for purchase by the Trust.

     L. "INVESTMENT PERSONNEL" means (i) any employee of PTC (or of any Company in a Control Relationship with PTC) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and (ii) any natural person who controls PTC and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust. A purchase or sale includes the writing of an option to purchase or sell.

II.  Prohibited Purchases and Sales.
     ------------------------------

     A.   It shall be a violation of this Code for any Access Person:

          1.   To employ any device, scheme, or artifice to defraud the Trust;
          2. To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, nor misleading;
          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or
          4.   To engage in any manipulative practice with respect to the Trust.

     B. Investment Personnel are prohibited from (i) directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering, and (ii) Access Persons are prohibited from purchasing or selling Covered Securities, unless such acquisition or sale is approved in writing in advance by the Code Compliance Officer. Copies of all such written approvals shall be maintained by the Code Compliance Officer or a designee, and shall be effective for no longer than three trading days following the date of approval. The Code Compliance Officer shall implement appropriate procedures, such as comparison of preclearance authorizations and quarterly transaction reports, to monitor the personal investment activities of Access Persons after preclearance has been granted. Under

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

          normal circumstances prior approval will not be granted to effect transactions within the seven calendar days immediately before or after any day on which the Covered Security was purchased or sold, or being considered for purchase or sale (the "Blackout Period"), on behalf of the Fund; violators may be required to disgorge any profits to the Trust or a donation by PTC to charity. Notwithstanding the preceding sentence, a person will normally be permitted to effect transactions (i) during the Blackout Period if the Covered Security is an equity security which has had an average daily trading volume of over 150,000 shares during the last 50 trading days, as reported by Bloomberg or other similar reporting service, and the total amount of the person's trade does not exceed 10% of the preceding day's trading volume in the Covered Security, and (ii) pursuant to an tender offer by the issuer, automatic dividend reinvestment plan, or rights or warrants issued pro rata to holders of a class of an issuer's Covered Securities, and similar transactions. Investment personnel who have been authorized to acquire securities in a Limited Offering are required to disclose that investment when they play a part in any subsequent consideration of an investment on behalf of the Trust in the same issuer, and in such circumstances the decision to purchase securities of the issuer should be subject to an independent review by investment personnel with no personal interest in the matter.

     C. Access Persons are prohibited from revealing to any other person, except in the normal course of their duties on behalf of the Trust, any information regarding securities being purchased or sold by, or being considered for purchase or sale by, the Trust.

     D. Access Persons are prohibited from trading, either personally or on behalf of others, on material nonpublic information or communicating material nonpublic information to others in violation of the law. Such activities are generally referred to as "insider trading." While the law concerning insider trading is not static, it is generally understood that the law prohibits trading by an insider, while in possession of material nonpublic information, or trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or communicating material nonpublic information to others.

III. Reporting.
     ---------

     A. INITIAL HOLDINGS REPORT. Every Access Person shall, within 10 days of the earlier of (a) becoming an Access Person or (b) the effective date of this Code, promptly direct every broker, dealer or bank maintaining an account with securities which they directly or indirectly beneficially own, to provide duplicate confirmations of all transactions in Covered Securities and account statements, and provide the Code Compliance Officer with an Initial Holdings Report listing
          (i) the title, number of shares and principal amount of all Covered Securities directly or indirectly beneficially owned by the Access Person as of the date when he/she became an Access Person; (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date he/she became an Access Person; and (iii) the date that the report is submitted by the Access Person. Any Initial Holdings Report may contain a statement that it shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

     B. QUARTERLY TRANSACTIONS REPORT. No later than 10 days following the end of each calendar quarter, each Access Person shall submit a Quarterly Transactions Report containing:

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                                        4

          1. The date and nature of each Covered Security transaction effected during the preceding quarter (purchase, sale or any other type of acquisition or disposition) in which the Access Person had any direct or indirect beneficial interest;
          2. The title, number of shares and principal amount of each Covered Security and the price at which the transaction was effected; and
          3. The name of the broker, dealer or bank with or through which the transaction was effected; and
          4. The name of any broker, dealer or bank with whom the Access Person established an account in which any securities were held during the preceding quarter for the direct or indirect benefit of the Access Person, and the date on which such account was established. Within 10 days of having established any such account, the Access Person shall promptly direct the broker, dealer or bank maintaining the account to provide duplicate confirmations of all transactions in Covered Securities effected in such account, and account statements.

          5. Any Quarterly Transactions Report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

          6. The Quarterly Transactions Report reporting requirements shall not apply to:

               a. Purchases or sales which are non-volitional, including mergers, recapitalizations and similar transactions.
               b. Purchases which are part of an automatic dividend reinvestment plan.
               c. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     C. ANNUAL HOLDINGS REPORT. No later than 30 days following the end of each calendar year, each Access Person shall submit an Annual Holdings Report containing: the title, number of shares and principal amount of all Covered Securities directly or indirectly beneficially owned by the Access Person as of the end of the calendar year; (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the end of the calendar year; and
          (iii) the date that the report is submitted by the Access Person. Any Annual Holdings Report may contain a statement that it shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

     D.   EXCEPTIONS. The reporting requirements of this Reporting section:

          1. Shall not apply to transactions effected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control;

          2. Shall be deemed to have been satisfied, with respect to Quarterly Transactions Reports by an Access Person if such information is substantially the same as the information required to be recorded pursuant to rule 204-2(a)(12) or (a)(13) under the Investment Advisers Act of 1940; and

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                                        5

          3. Shall be deemed to have been satisfied, with respect to Quarterly Transactions Reports by an Access Person if the report would duplicate information contained in broker trade confirmations or account statements received by PTC with respect to the Access Person no later than 10 days following the end of each calendar quarter, if all of the information required in the Quarterly Transactions Report is contained in the broker trade confirmations or accounts statements, or in the records of PTC.

IV.  Administration
     --------------

     A. SANCTIONS. Upon discovering a violation of this Code, the Code Compliance Officer, in consultation with the President of PTC, may impose such sanctions as he or she deems appropriate, including, inter alia, a letter of censure, suspension, or termination of the employment of the violator, and/or a disgorging of any profits made by the violator.

     B. CERTIFICATION. Each Access Person other than those referred to in subsection D (Exceptions) of section III (Reporting) of this Code shall: (i) receive a copy of this Code of Ethics at the time of his/her appointment, employment or other engagement, (ii) certify in writing that he/she has read and understood the Code of Ethics; and
          (iii) retain a copy at all times. In addition, each Access Person shall certify annually that he/she has complied with the Code's requirements during the previous year, or shall note in detail all instances of noncompliance that they reasonably believe are not known to the Code Compliance Officer. Any questions regarding this Code of Ethics should be referred to the Code Compliance Officer.

     C. CONFIDENTIALITY OF RECORDS. All information obtained from any Access Person hereunder shall be kept in confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

     D. AMENDMENTS. This Code may be amended from time to time by the Board of Directors of PTC (or the Executive Committee thereof), subject to the approval of the Board of Trustees of the Trust, including a majority of the trustees who are not interested persons, and any material changes to this Code must be approved no later than six (6) months after the adoption of such changes.

     E. REPORT FORMS. Reports required under section III (Reporting) of this Code may be submitted on those forms set forth in the Appendix to this Code.

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

                                         A-1: QUARTERLY TRANSACTIONS REPORT FORM
                                         ---------------------------------------

QUARTERLY SECURITIES TRANSACTION REPORT FOR THE QUARTER ENDED: _________________

FROM: _______________________________ [Name of Access Person]

TO: CODE COMPLIANCE OFFICER
---------------------------
1. This report is being submitted pursuant to the Code of Ethics adopted by Pitcairn Trust Company. The undersigned certifies that the transactions described below were purchased or sold in reliance upon public information lawfully obtained and were not based upon any material nonpublic information obtained as a result of any affiliation with the Pitcairn Fund.
2.   PLEASE CHECK ONE:
__ The undersigned had no reportable securities transactions during the above-referenced quarterly period. OR
                                        ==
__ Please see attached confirmation/statement relating to reportable securities transactions during the above referenced period, which statement includes all of the information required in the table below. OR
                                                                  ==
__ The undersigned had the following reportable securities transactions during the above referenced period:

-----------------------------------------------------------------------------------------------------
  DATE      TRANSACTION      SECURITY         AMOUNT       PRICE/SHARE    BROKER/BANK    COMMISSION
  ----      -----------      --------         ------       -----------    -----------    ----------
-----------------------------------------------------------------------------------------------------
EXAMPLE       (Sold)       (IBM Common)    (100 Shares)     ($48 1/2)       ETrade         ($148)
-------
(1/3/00)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


3.   __   The undersigned  certifies that an accurate  listing of all securities accounts in which I have a Beneficial Interest is on file with PTC OR
                                                                             ==
     __   During  the   above-referenced   quarterly  period,   the  undersigned
          established the following account(s):

-------------------------------------------------------------------------------------------
Date Account Established     Name of the Account/Account No.     Name of Broker/Dealer/Bank
------------------------     -------------------------------     --------------------------
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

I certify that the information I am providing in this report is accurate and includes all transactions pursuant to which, and accounts in which, I acquired direct or indirect beneficial ownership of a security, other than transactions in U.S. Government securities, transactions in mutual fund shares or transactions in accounts over which I have no direct or indirect influence or control in accordance with a determination to that effect under the Code.

[Check if applicable:]
__ This report shall not be construed as an admission that I have or have had any direct or indirect beneficial ownership in the securities listed.
Signature of Reporting Person:      _________________________________
Date of Submission                  _________________________________

NOTE: REPORT MUST BE FILED WITHIN TEN DAYS OF THE END OF THE CALENDAR QUARTER TO WHICH THE REPORT RELATES.

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                                        7

                                        A-2: INITIAL/ANNUAL HOLDINGS REPORT FORM
                                        ----------------------------------------

This report is being submitted pursuant to the Code of Ethics adopted by Pitcairn Trust Company. The undersigned certifies that the following is an accurate and complete listing of all Covered Securities in which I have a Beneficial Interest, as of:

__   the date on which I became an "Access Person" under the Policy. OR
                                                                     ==
__   December 31, 20__.

--------------------------------------------------------------------------------
BROKER/BANK        ACCOUNT NO.        SECURITY        NO. OF SHARES       AMOUNT
   NAME                                                                   ------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Name of Reporting Person (Print):  _________________________________

     Signature of Reporting Person:     _________________________________

     Date of Submission                 _________________________________

[Check if applicable:]
__ This Holdings Report should not be construed as an admission that I have any direct or indirect beneficial ownership in the Covered Securities to which this report relates.

__ I hereby certify that I have fully complied with the Code's requirements during the previous year, OR
__ I have described in detail in an attachment all instances of noncompliance that I reasonably believe are not known by the Code Compliance Officer.

NOTE: INITIAL HOLDINGS REPORTS MUST BE FILED WITHIN TEN DAYS AFTER BECOMING AN ACCESS PERSON; ANNUAL HOLDINGS REPORTS MUST BE FILED WITHIN THIRTY DAYS AFTER THE END OF THE CALENDAR YEAR TO WHICH THE REPORT RELATES.

Revised  to include de minimis trading exception
                                        8